SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Comm Bancorp, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------

     3)   Filing Party:

          ---------------------------------------------

     4)   Date Filed:

          ---------------------------------------------

                             Page 1 of 22


                                                   May 14, 1998


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of Comm Bancorp, Inc. (the "Company") will be held at 10:30 a.m., prevailing time, on Friday, June 12, 1998, at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, for the following purposes:

     1. To elect ten (10) directors to serve for a one-year term and until their successors are duly elected and qualified;

     2. To ratify the selection of Kronick Kalada Berdy & Co. of Kingston, Pennsylvania, Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the Bylaws of the Company and action of the Board of Directors, only those stockholders of record at the close of business on March 31, 1998, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     Copies of the Company's Annual Report for the fiscal year ended
December 31, 1997, are being mailed with this Notice. Copies of the Company's Annual Report for the 1996 fiscal year may be obtained at no cost by contacting Scott A. Seasock, Chief Financial Officer, Comm Bancorp, Inc., 521 Main Street, Forest City, Pennsylvania 18421, telephone: (717) 785-3181.

     You are urged to mark, sign, date and promptly return your Proxy so your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to John P. Kameen, Secretary of the Company.

                            By Order of the Board of Directors,
                            /c/William F. Farber, Sr.
                            -----------------------------------
                            William F. Farber, Sr.
                            Chairman of the Board

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JUNE 12, 1998

                                     GENERAL

INTRODUCTION, DATE, TIME AND PLACE OF ANNUAL MEETING
----------------------------------------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Comm Bancorp, Inc. (the "Company"), a Pennsylvania business corporation, of Proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, June 12, 1998, at 10:30 a.m., prevailing time, at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, and at any adjournment or postponement thereof.

     The principal executive offices of the Company are located at Community Bank & Trust Company ("Community Bank"), 521 Main Street, Forest City, Pennsylvania 18421. The telephone number for the Company is (717) 785-3181. All inquiries should be directed to Scott A. Seasock, Chief Financial Officer ("CFO") of the Company. Community Bank, a Pennsylvania banking institution, is a wholly-owned subsidiary of the Company.

SOLICITATION AND VOTING OF PROXIES
----------------------------------

     This Proxy Statement and the enclosed form of Proxy (the "Proxy") will first be sent to stockholders of the Company on or about May 14, 1998.

     Shares represented by Proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any Proxy not specifying to the contrary will be voted: FOR the election of the ten (10) nominees for director named below; and FOR the ratification of the selection of Kronick Kalada Berdy & Co., Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1998. Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, after giving written notice to John P. Kameen, Secretary of the Company. The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material that the Company may furnish stockholders in connection with the Annual Meeting, will be borne by the Company. In addition to the use of the mails, certain directors, officers and employees of the Company and Community Bank may solicit Proxies personally, by telephone, telegram and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request thereof, the Company will reimburse them for their reasonable forwarding expenses.

REVOCABILITY OF PROXY
---------------------

     A stockholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John P. Kameen, Secretary of the Company, at 521 Main Street, Forest City, Pennsylvania 18421; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Company; or (3) by voting in person after giving written notice to the Secretary of the Company.

VOTING SECURITIES, RECORD DATE AND QUORUM
-----------------------------------------

     At the close of business on March 31, 1998, the Company had issued and outstanding 2,204,169 shares of common stock, par value $0.33 per share, the only authorized class of stock (the "Common Stock").

     Only holders of Common Stock of record at the close of business on March 31, 1998, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. In accordance with Section 1756 of the Business Corporation Law of 1988, as amended, the presence, in person or by Proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the ten (10) nominees for director receiving the highest number of votes cast by stockholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by stockholders is required for the ratification of the selection of independent auditors. Votes withheld and broker non-votes are not deemed to constitute "votes cast" and therefore do not count for or against such ratification. Votes withheld and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted from which the required majority is calculated.



              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL OWNERS
----------------

     The following table sets forth information, as of March 31, 1998, related to each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock. Included are the name, address, number of shares beneficially owned by such person and the percentage of the outstanding Common Stock so owned:

                                                                 PERCENT OF OUTSTANDING
                                    SHARES BENEFICIALLY               COMMON STOCK
NAME AND ADDRESS                          OWNED(1)                 BENEFICIALLY OWNED
----------------                    -------------------          ----------------------
Joseph P. Moore, Jr.                      219,772(2)                     9.97%
400 Williamson Road
Gladwyne, PA  19035

William F. Farber, Sr.                    188,820                        8.57%
Crystal Lake Road
R.R. 1, Box 1281
Carbondale, PA  18407

Gerald B. Franceski                       114,835(3)                     5.21%
Lewis Lake, P.O. Box 88
Union Dale, PA  18470

(1)   The shares "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the
      Securities and Exchange Commission ("SEC").  Included may be shares owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as shares to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 31, 1998.  Beneficial ownership may be disclaimed as to certain of the shares.
(2)   Includes 30,518 shares held individually; 6,358 shares held in the Moore Motors, Inc. Profit
      Sharing Plan, an automobile dealership of which he was President; and 182,896 shares held by
      Moore & Company, which are held in trust for his various relatives.
(3)   Includes 68,740 shares held jointly with his spouse; 26,955 shares held jointly in various combinations with relatives; and 19,140 shares held individually by his spouse.









BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------

     The following table sets forth as of March 31, 1998, the amount and percentage of the Common Stock beneficially owned by each director and officer and all directors and officers of the Company as a group:


 NAME OF INDIVIDUAL                    AMOUNT AND NATURE OF                  PERCENT
OR IDENTITY OF GROUP              BENEFICIAL OWNERSHIP(1)(2)(3)            OF CLASS(4)
--------------------              -----------------------------            -----------
David L. Baker                              11,314(5)                         ----
William F. Farber, Sr.                     188,820                            8.57%
Judd B. Fitze                               11,786(6)                         ----
John P. Kameen                              20,302(7)                         ----
Erwin T. Kost                                8,917(8)                         ----
William B. Lopatofsky                       25,410(9)                         1.15%
J. Robert McDonnell                         33,551(10)                        1.52%
Joseph P. Moore, Jr.                       219,772(11)                        9.97%
Theodore W. Porosky                          3,586(9)                         ----
Scott A. Seasock                             3,128(12)                        ----
Thomas E. Sheridan                           6,260(13)                        ----
Eric Stephens                                7,000(14)                        ----

All Executive Officers and
 Directors of the Company
 as a Group (10 Directors,
 6 Officers, 12 Persons in
 Total)                                    539,846                           24.49%

(1)     Does not include any Common Stock held in fiduciary accounts under the control of the Trust
        Department of Community Bank.
(2)     See footnote (1) under the above caption entitled "Principal Owners."
(3)     Information furnished by the Executive Officers, Directors and the Company.
(4)     Less than 1.0 percent unless otherwise indicated.
(5)     Includes 5,040 shares held individually; 4,800 shares held jointly with his spouse; 737 shares held under his IRA; and 737 shares held under his spouse's IRA.
(6)     Includes 9,067 shares held jointly with his spouse; and 2,719 shares held under his IRA.
(7)     Includes 17,280 shares held jointly with his spouse; and 3,022 shares held jointly with other individuals.
(8)     Includes 4,464 shares held individually; and 4,453 shares held jointly with his spouse.
(9)     Held jointly with his spouse.
(10)    Includes 16,272 shares held individually; 16,272 held individually by his spouse; and 1,007 shares held individually by his son.
(11)    See footnote (2) under the above caption entitled "Principal Owners."
(12)    Includes 831 shares held jointly with his spouse; 1,531 shares held jointly with his spouse and sons; 101 shares held as custodian for his sons under the Uniform Gift to Minors Act;
        and 665 shares held under his IRA.
(13)    Includes 1,777 shares held jointly with his spouse; 4,080 shares held jointly with his father; 211 shares held under his IRA; and 192 shares held under his spouse's IRA.
(14)    Includes 5,380 shares held individually; 900 shares held individually by his spouse; and 720 shares held individually by his children.


                             ELECTION OF DIRECTORS

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the ten (10) nominees named under the caption "INFORMATION AS TO NOMINEES AND EXECUTIVE OFFICERS." If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Company shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Company for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a stockholder owns ten (10) shares of Common Stock, he or she may cast up to ten (10) votes for each of the ten (10) directors to be elected.



























                INFORMATION AS TO NOMINEES AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the nominees and executive officers of the Company:

                                     PRINCIPAL OCCUPATION
                                     FOR PAST FIVE YEARS
                         AGE AS OF   AND POSITION HELD               DIRECTOR OF
                          MARCH 31,  WITH THE COMPANY AND            COMPANY/COMMUNITY
NAME                       1998      COMMUNITY BANK                  BANK SINCE
----                     ----------  --------------------            -----------------
David L. Baker              52       President and Chief                1988/1993
                                     Executive Officer ("CEO")
                                     of the Company and
                                     Community Bank (as of
                                     April 26, 1995); Senior
                                     Vice President of
                                     Community Bank (as of
                                     January 20, 1993)

William F. Farber, Sr.      61       President, Farber's                1983/1970
                                     Restaurants; Chairman of the
                                     Boards of Directors of the
                                     Company and Community Bank

Judd B. Fitze               46       Partner, Farr, Davis & Fitze       1995/1993
                                     (attorney-at-law)

John P. Kameen              56       Publisher, Forest City News;       1983/1979
                                     Secretary of the Company

Erwin T. Kost               54       President, Kost Tire & Muffler     1997/1993

William B. Lopatofsky       66       Retired                            1983/1982

J. Robert McDonnell         62       Owner, McDonnell's Restaurant;     1983/1979
                                     Vice President of the Company

Joseph P. Moore, Jr.        71       President, Elk Mountain Ski        1988/1992
                                     Resort, Inc.; Retired President,
                                     Moore Motors Inc. (automobile
                                     dealership)

Theodore W. Porosky         50       Owner, Porosky Lumber Company      1997/1989

Eric Stephens               46       Auto Dealer, H.L. Stephens         1988/1993
                                     and Son (automobile dealership)





     The Executive Compensation Committee (the "Committee") of Community Bank is responsible for reviewing salaries, compensation and personnel policies, and the fee structure for advisory boards and directors of the Company. William F. Farber, Sr., Judd B. Fitze, John P. Kameen, J. Robert McDonnell and Joseph P. Moore, Jr. served as members of this committee. This committee met five (5) times in 1997. Committee members received no remuneration for serving on this committee.

     The Asset/Liability Committee ("ALCO") of Community Bank is responsible for making recommendations to the Board of Directors regarding the asset/liability functions of Community Bank. William F. Farber, Sr., Judd B. Fitze, Michael T. Goskowski, John P. Kameen, Joseph P. Moore, Jr. and Eric Stephens served as members of this committee. William R. Boyle, Vice President and Branch Administrator of Community Bank, Mark E. Caterson, Vice President and Senior Trust Officer of Community Bank, Scott A. Seasock, Senior Vice President and CFO of the Company and Community Bank, Thomas W. Sheppard, Vice President and Senior Loan Officer of Community Bank and Thomas E. Sheridan, Senior Vice President and Chief Operations Officer ("COO") of the Company and Community Bank are ex-officio members of this committee. This committee met ten (10) times in 1997. Committee members received no remuneration for serving on this committee.

     The Director's Loan Committee of Community Bank is responsible for reviewing commercial loans over $100,000 and consumer loans over $150,000. The full Board of Directors reviews all loans over $500,000. David L. Baker, William F. Farber, Sr., Allan A. Hornbeck, Erwin T. Kost, William A. Kerl, William B. Lopatofsky, J. Robert McDonnell and Theodore W. Porosky served as members of this committee. Mr. Thomas W. Sheppard is an ex-officio member of this committee. This committee met twenty-two (22) times in 1997. Committee members received no remuneration for serving on this committee.

     The Audit Committee of Community Bank is responsible for making recommendations to the Board of Directors concerning the auditing function of the Company and Community Bank. John P. Kameen, J. Robert McDonnell and William B. Lopatofsky served as members of this committee. M. Evelyn Pantzar, Vice President and Internal Auditor of Community Bank, is an ex-officio member of this committee. This committee met six (6) times in 1997. Committee members received no remuneration for serving on this committee.

     The Investment Committee of Community Bank is responsible for reviewing the investment portfolio with regard to the purchases and sales made, the schedule of maturities, and the portfolio's risk and return. William F. Farber, Sr., Judd B. Fitze, Michael T. Goskowski, John P. Kameen, Joseph P. Moore, Jr. and Eric Stephens served as members of this committee. Messrs. Mark E. Caterson, Scott A. Seasock and Thomas E. Sheridan are ex-officio members of this committee. This committee met ten (10) times in 1997. Committee members received no remuneration for serving on this committee.

     The Trust Committee of Community Bank is responsible for reviewing the
activities of the Trust Department of Community Bank.   David L. Baker and
Judd B. Fitze served as members of this committee. Messrs. Mark E. Caterson and William F. Farber, Sr. are ex-officio members of this committee. The committee met four (4) times in 1997. Committee members received no remuneration for serving on this committee.

     The Marketing Committee of Community Bank is responsible for reviewing the marketing strategies of Community Bank. Douglas Gay, Duane Jerauld, John P. Kameen and Susan Mancuso served as members of such committee. Mr. David L. Baker and Mesdames Valerie Hite and Erin Keough are ex-officio members of this committee. This committee met one (1) time in 1997. Committee members received no remuneration for serving on this committee.

     The Board of Directors of the Company met twelve (12) times in 1997. Each of the directors of the Company attended at least seventy-five percent (75%) of the combined total number of meetings of the Boards of Directors of the Company and Community Bank and the Community Bank committees of which he is a member.

     The Board of Directors of the Company has at present no standing committees. The Company does not have a nominating committee. A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to John P. Kameen, Secretary of the Company, in accordance with Section 202 of the Company's Bylaws.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.



     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for any of those persons, the Company believes that during the period January 1, 1997, through December 31, 1997, its officers and directors were in compliance with all filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

     Presented below is information concerning the annual compensation for services in all capacities to the Company and Community Bank for the fiscal years ended December 31, 1997, 1996 and 1995, to David L. Baker, President and CEO of the Company and Community Bank. No other officer's total annual salary and bonus exceeded $100,000 during the fiscal years reported:

                           SUMMARY COMPENSATION TABLE







                                                                                LONG-TERM COMPENSATION
                                                                           ---------------------------------
                                     ANNUAL COMPENSATION                           AWARDS          PAYOUTS
------------------------------------------------------------------------------------------------------------
                                                      Other
Name and                                              Annual                Restricted                          All Other
Principal                                             Compensa-               Stock       Options     LTIP      Compensa-
Position            Year     Salary($)     Bonus($)   tion($)                Award(s)     /SARs     Payouts     tion($)
----------------------------------------------------------------------------------------------------------------------------
                    <d>       <d>           <d>        <d>                      <d>         <d>       <d>        <d>
David L. Baker      1997      111,401       18,700     3,346(2)                 -0-         -0-       -0-          -0-
President and       1996      101,029       10,000     3,012(2)                 -0-         -0-       -0-        27,958(3)
CEO (1)             1995       84,666        6,000     1,632(2)                 -0-         -0-       -0-          -0-

(1)     Mr. Baker was named President and CEO of the Company and Community Bank effective
        April 26, 1995.  Prior to such time, Mr. Baker was a Senior Vice
        President of Community Bank.
(2)     Represents the contribution Community Bank made on behalf of Mr. Baker pursuant to the profit sharing plan.  Aggregate perquisites and other personal benefits were less than 10.0 percent of the salary and bonus reported, and therefore, need not be presented.
(3)     Represents the payout from the discontinuance of the Company's deferred compensation plan for certain senior management employees.

PENSION PLAN
-----------

     Community Bank has a profit sharing plan ("Plan"), which covers all employees who have completed 1,000 hours of service, attained twenty-one (21) years of age and have been employed by Community Bank for at least one year. The entry date of an employee into the Plan is January 1 of the year following the satisfaction of the eligibility requirements. Normal retirement age is sixty-five (65). The normal retirement benefit is the accumulated account balance of annual contributions, investment income and forfeitures. The annual contribution is determined by the Board of Directors each year. Contributions are allocated to each participant based on a pro-rata share of compensation covered under the Plan. Investment income is allocated to each participant based on a pro-rata share of the account balances accumulated at the beginning of the year. Forfeitures are allocated to each participant based on a pro-rata share of compensation covered under the Plan. If a participant separates from service prior to retirement, the participant will be entitled to a portion of the profit sharing account based on years of service according to the following schedule:


                      Years of Service                  Vested Interest
                      ----------------                  ---------------
                        Less than 1                           0%
                             1                               10
                             2                               20
                             3                               30
                             4                               40
                             5                               60
                             6                               80
                         7 or more                          100%

A participant is always one hundred percent (100%) vested in pension plan transferred balances.

    During 1997, $67,890 was allocated among the participants' accounts for the Plan. The amount contributed by Community Bank in 1997 to the Plan for Mr. Baker, the President and CEO of the Company and Community Bank, was $3,346. Mr. Baker had eleven (11) years of credited service under the Plan.

COMPENSATION OF DIRECTORS
-------------------------

     During 1997, Mr. Baker, an officer of the Company and Community Bank, sat on the Company's and Community Bank's Board of Directors and various committees of Community Bank. Mr. Baker received no fees for his services on such committees or for his services on the Company's or Community Bank's Board of Directors.

     All members of the Company's Board of Directors, including Mr. Farber, the Chairman of the Company, received a fee of $500 per month for 1997. Aggregate fees paid by the Company in 1997 totaled $48,000. Except for Mr. Farber, members of Community Bank's Board of Directors received a fee of $1,000 per month in 1997. Mr. Farber, as the Chairman of Community Bank, received a fee of $3,000 per month for January through November of 1997. Effective December 1, 1997, Mr. Farber's fee was increased to $3,500 per month. In addition, all members of Community Bank's Board of Directors, including Mr. Farber, received a year-end bonus of $1,500. Aggregate directors' fees paid by Community Bank in 1997 were $201,500.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------

     The Board of Directors of the Company is responsible for the governance of the Company and its subsidiary, Community Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Company's stockholders, customers and the communities served by the Company and Community Bank. To accomplish the strategic goals and objectives of the Company, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Company's strategic mission. Community Bank provides compensation to the employees of the Company and Community Bank.

     The fundamental philosophy of the Company's and Community Bank's compensation program is to offer competitive compensation opportunities for all employees based on each individual's contribution and personal performance. The compensation program is administered by the Committee comprised of two outside directors and three members of the Company's Board of Directors listed in the section "Principal Officers," thereto. The objective of the Committee is to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Company, the results of which will be improved profitability, increased dividends to our stockholders and subsequent appreciation in the market value of our stock.

     The compensation of the Company's and Community Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the CEO and all other executive management. As guidance for review in determining base salaries, the Committee uses information composed from a Pennsylvania bank peer group. This bank peer group is different than the peer group utilized for the performance chart. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.





CEO COMPENSATION
----------------

     The Board of Directors has determined that the President and CEO's 1997 compensation of $130,101 was appropriate in light of the Company's 1997 performance accomplishments. There is no direct correlation, however, between the President and CEO's compensation and the Company's performance, nor is there any weight given by the Committee to any specific individual criteria. Such 1997 compensation was based on the Committee's subjective determination after review of all information that it deemed relevant.

EXECUTIVE OFFICERS
------------------

     Compensation for the Company's and Community Bank's executive officers is determined by the Committee based on its subjective analysis of the individual's contribution to the Company's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers the Company's performance as measured by, among numerous other factors, the following: (i) earnings; (ii) revenues; (iii) return on assets; (iv) return on equity; (v) market share; (vi) total assets; and (vii) nonperforming loans. Although the performance and increases in compensation are measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the Committee's analysis. The determination by the Committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the Company and Community Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Company's success. Individuals are reviewed annually on a calendar year basis. The Company strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the Company strives to meet its strategic goals and objectives to its constituents and provide compensation that is fair and meaningful to its employees.

                Submitted by the Executive Compensation Committee
                -------------------------------------------------

                              William F. Farber, Sr.
                                  Judd B. Fitze
                                  John P. Kameen
                               J. Robert McDonnell
                               Joseph P. Moore, Jr.

STOCK PERFORMANCE GRAPH AND TABLE
---------------------------------

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price change and assuming reinvestment of dividends, with the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the Mid-Atlantic Bank Stocks (Delaware, Maryland, New Jersey, New York, Pennsylvania and Washington, D.C. Companies) Index during the five-year period ended December 31, 1997. The stockholder return shown on the graph and table below is not necessarily indicative of future performance. The Company's Common Stock began trading on the NASDAQ Stock Market under the symbol "CCBP" on June 17, 1996. Prior to that date, the Company's Common Stock was traded on the Over-the-Counter Electronic Bulletin Board Interdealer System.





















                                                           1992     1993    1994     1995     1996     1997
                                                          -----    -----   -----    -----    -----    -----

---------  Comm Bancorp, Inc............................. 100.0    128.9   174.7    186.3    353.8    489.8

_________  Total Returns Index for
           NASDAQ Stock Market
           (US Companies)................................ 100.0    114.8   112.2    158.7    195.2    239.5

-- -- --   Total Returns Index for
           Mid-Atlantic Bank Stocks...................... 100.0    116.3   113.0    180.9    259.7    369.0

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indices are reweighed daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is      used.
D. The index level for all series was set to $100.0 on 12/31/92.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     Except as described in the paragraph below, there have been no material transactions between the Company and Community Bank, nor any material transactions proposed, with any director or executive officer of the Company and/or Community Bank, or any associate of the foregoing persons. The Company and Community Bank have had financial transactions in the ordinary course of business with directors and officers of the Company and Community Bank. The Company and Community Bank intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Company and Community Bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with other persons. Total loans outstanding from Community Bank as of December 31, 1997, to the Company's and Community Bank's executive officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more was $3,618,087, or approximately ten percent (10%) of the total equity capital of the Company. Loans to such persons were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Community Bank leased its Carbondale branch office from William F. Farber, Sr., the Chairman of the Boards of Directors of the Company and Community Bank. The lease, which commenced in October 1988, was scheduled to expire in 1998 and contained an option that allowed Community Bank to purchase the property at fair market value or renew the lease for two additional terms of five years each.
At the end of the first quarter of 1997, Community Bank purchased such property for the sum of $600,000. Community Bank received a certified appraisal prior to this transaction from a qualified commercial realtor stating that the fair market value of such property exceeded $600,000. Community Bank paid Mr. Farber lease payments of $6,020 per month totaling $18,060 for the first three months of 1997.









PRINCIPAL OFFICERS OF THE COMPANY
---------------------------------

     The following table sets forth selected information about the principal officers of the Company, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                       COMPANY
                             HELD      EMPLOYEE      NUMBER OF SHARES      AGE AS OF
NAME AND POSITION            SINCE       SINCE      BENEFICIALLY OWNED   MARCH 31,1998
-----------------            -----     --------     ------------------   -------------
David L. Baker                1995       1995(1)        11,314(3)              52
President and CEO

William F. Farber, Sr.        1983        (2)          188,820                 61
Chairman of the Board

John P. Kameen                1996        (2)           20,302(4)              56
Secretary

J. Robert McDonnell           1983        (2)           33,551(5)              62
Vice President

Scott A. Seasock              1989       1989            3,128(6)              40
Senior Vice President
and CFO

Thomas E. Sheridan            1989       1985            6,260(7)              41
Senior Vice President
and COO


(1)     Prior to his appointment as President and CEO of the Company, Mr. Baker was employed by Community Bank from 1993 to 1995 as a Senior Vice President.
(2)     Messrs. Farber, Kameen and McDonnell are not employees of the Company.
(3)     See footnote (5) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."
(4)     See footnote (7) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."
(5)     See footnote (10) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."
(6)     See footnote (12) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."
(7)     See footnote (13) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."






PRINCIPAL OFFICERS OF COMMUNITY BANK

     The following table sets forth selected information about the principal officers of Community Bank, each of whom is elected by the Board of Directors of Community Bank and each of whom holds office at the discretion of Community Bank's Board of Directors:

                                    COMMUNITY
                                       BANK
                          HELD       EMPLOYEE      NUMBER OF SHARES     AGE AS OF
NAME AND POSITION         SINCE        SINCE      BENEFICIALLY OWNED    MARCH 31, 1998
-----------------         -----     ----------    ------------------    --------------
David L. Baker             1995        1993           11,314(1)               52
President and CEO

Thomas M. Chesnick         1989        1952           28,385(2)               63
Vice President, Cashier
and Assistant Secretary

Scott A. Seasock           1993        1993            3,128(3)               40
Senior Vice President
and CFO

Thomas E. Sheridan         1989        1985            6,260(4)               41
Senior Vice President
and COO


(1)     See footnote (5) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."
(2)     Includes 17,952 shares held jointly with his spouse; and 10,433 shares held jointly with various relatives.
(3)     See footnote (12) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."
(4)     See footnote (13) under the above caption entitled "Beneficial Ownership by Directors and
        Executive Officers."

                               LEGAL PROCEEDINGS

GENERAL
-------

     The nature of the Company's and Community Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Company and Community Bank, there are no proceedings pending to which the Company and Community Bank are a party or to which their property is subject, which, if determined adversely, would be material in relation to the Company's and Community Bank's undivided profits or financial position, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Company and Community Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company and Community Bank by government authorities or others.

ENVIRONMENTAL ISSUES
--------------------

     There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible for its own conduct under such statutes, a bank may also be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, Community Bank is not a party to any pending legal proceedings under any environmental statute nor is Community Bank aware of any circumstances that may give rise to liability of Community Bank under any such statute.


                       RATIFICATION OF INDEPENDENT AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Kronick Kalada Berdy & Co., Certified Public Accountants of Kingston, Pennsylvania, as the Company's independent public accountants for its fiscal year ending December 31, 1998. The Company has been advised by Kronick Kalada Berdy & Co. that none of its members has any financial interest in the Company. Ratification of Kronick Kalada Berdy & Co. will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Kronick Kalada Berdy & Co. served as the Company's independent public accountants for the Company's 1997 fiscal year.

     In addition to performing customary audit services, Kronick Kalada Berdy & Co. assisted the Company with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Company for such services at its customary hourly billing rates. These non-audit services were approved by the Company's and Community Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Company's and Community Bank's Board of Directors that there was no effect on the independence of the accountants.

     In the event that the stockholders do not ratify the selection of Kronick Kalada Berdy & Co. as the Company's independent public accountants for the 1998 fiscal year, another accounting firm will be chosen to provide independent public accounting audit services. The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Kronick Kalada Berdy & Co. as the auditors for the Company for the year ending December 31, 1998.

     It is understood that even if the selection of Kronick Kalada Berdy & Co. is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended
December 31, 1997, is enclosed with this Proxy Statement. A representative of Kronick Kalada Berdy & Co., the accounting firm that examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he desires to do so, and at his discretion will respond to any appropriate questions presented by stockholders at the Annual Meeting.

                              STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the Proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1999 Annual Meeting of Stockholders, must deliver such proposal in writing to the President and CEO of the Company at its principal executive offices in Forest City, Pennsylvania 18421, no later than Thursday, December 31, 1998.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Stockholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                              ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK, CFO, COMM BANCORP, INC.

     IN ADDITION, A COPY OF THE ANNUAL DISCLOSURE STATEMENT OF COMMUNITY BANK MAY ALSO BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK, CFO OF COMMUNITY BANK.
                                COMM BANCORP, INC.

                                      PROXY

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Scott A. Seasock and Thomas
E. Sheridan and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all of the shares of Comm Bancorp, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, on Friday, June 12, 1998, at 10:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:



1.     ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

            [  ] FOR ALL NOMINEES          [  ] WITHHOLD AUTHORITY
                 LISTED BELOW (except           to vote for all
                 as marked to the               nominees listed
                 contrary below)                below


        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
         NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

        David L. Baker, William F. Farber, Sr., Judd B. Fitze, John P. Kameen, Erwin T. Kost, William B. Lopatofsky, J. Robert McDonnell, Joseph P. Moore, Jr., Theodore W. Porosky, Eric Stephens

--------------------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE SELECTION OF KRONICK KALADA BERDY & CO. AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.

            [  ] FOR                       [  ] AGAINST


        The Board of Directors recommends a vote FOR this proposal.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


       THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.


                                   Dated:                  , 1998
                                         ------------------

                                   ------------------------------

                                   ------------------------------
                                   Signature(s)            (Seal)




Number of Shares Held of
Record on March 31, 1998


------------------------




     THIS PROXY MUST BE DATED AND SIGNED BY THE STOCKHOLDER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.